First NLC Trust 2005-3
Disclaimer
COMPUTATIONAL MATERIALS
This presentation contains tables and other statistical analyses (the“Computational Materials”). These Computational Materials have been prepared by Friedman, Billings, Ramsey & Co., Inc. (“FBR”) in reliance upon information furnished by the issuer of the securities and its affiliates. These Computational Materials are furnished to you solely by FBR and not by the issuer of the securities. They may not be provided to any third party other than the addressee’s legal, tax, financial and/or accounting advisors for the purposes of evaluating said material.
Numerous assumptions were used in preparing the Computational Materials which may or may not be reflected therein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context. In addition, no assurance can be given as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. These Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice.
Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment assumptions, and changes in such prepayment assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments on the underlying assets will occur at rates slower or faster than the rates shown in the attached Computational Materials. Furthermore, unless otherwise provided, the Computational Materials assume no losses on the underlying assets and no interest shortfall.
If the Computational Materials were generated using a hypothetical group of mortgage loans, the specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the actual underlying assets and the hypothetical underlying assets used in preparing the Computational Materials. If these Computational Materials are based only on a statistical pool of mortgage loans expected to be included in the trust along with other mortgage loans on the closing date, the specific characteristics of these securities also may differ from those shown in the Computational Materials. A statistical pool may not necessarily represent a statistically relevant population, notwithstanding any contrary references herein. Although FBR believes the information with respect to the statistical pool will be representative of the final pool of mortgage loans, the collateral characteristics of the final pool may nonetheless vary from the collateral characteristics of the statistical pool. Certain mortgage loans contained in a statistical pool or the actual pool may be deleted from the final pool of mortgage loans delivered to the trust on the closing date.
The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. Neither FBR nor any of its affiliates makes any representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the securities.

FNLC 2005-3 Questions
(1) What % of the loans have silent seconds? How many were originated at the same time as the first lien? 29.63% (by PB) have junior liens. 483 of the first liens have junior liens behind them. 405 of those junior liens are included in this pool and were originated at the same time as the first liens. The remaining junior liens are not owned by First NLC but are generally believed to be originated at the same time as the first.
(2) What is the CPR assumption for the hedge? We use our proprietary curves. Please see the balance comparison of the hedge balance to the pricing speed cashflows.
(3) Just to clarify, are losses allocated in reverse sequential order?
Yes
(4) Have the delinquency and loss triggers been finalized?
No, there is a small chance they could change but it is not expected to be material.
(5) What index do the ARM and IO loans reference? I can’t seem to find this in the term sheet.
All adjustable rate loans are indexed to 6 Month LIBOR.
(6) Do you have contact names and numbers for the Moody’s and S&P analysts who worked on this deal?
Many thanks Lucy
S&P
Victor Bhagat
212-438-1130
Moody’s
Moni Banerjee
212-553-4513
Hedge Balance Comparison from Question #2
     Balances assumes Term Sheet Pricing assumptions

Period		Bond	Collateral	Cap
Total	Date	Balance	Balance	Schedule
1	16-Nov-05	396,939,000.00	409,853,612.40	377,844,000.00
2	25-Nov-05	393,580,593.83	406,490,982.62	374,476,642.40
3	25-Dec-05	389,308,037.26	402,218,426.05	370,245,851.00
4	25-Jan-06	384,132,462.49	397,042,851.29	365,158,201.50
5	25-Feb-06	378,062,609.95	390,972,998.74	359,223,086.60
6	25-Mar-06	371,113,179.23	384,023,568.02	352,455,596.20
7	25-Apr-06	363,304,936.99	376,215,325.78	344,876,611.10
8	25-May-06	354,664,767.68	367,575,156.47	336,514,761.10
9	25-Jun-06	345,343,766.55	358,254,155.34	327,532,870.10
10	25-Jul-06	335,421,490.08	348,331,878.87	317,990,009.80
11	25-Aug-06	325,694,427.00	338,604,815.79	308,692,842.30
12	25-Sep-06	316,193,983.34	329,104,372.13	299,655,055.70
13	25-Oct-06	306,925,847.24	319,836,236.04	290,874,994.20
14	25-Nov-06	297,884,054.81	310,794,443.60	282,345,266.40
15	25-Dec-06	289,099,478.32	302,009,867.11	274,058,693.80
16	25-Jan-07	280,564,755.31	293,475,144.10	266,008,305.00
17	25-Feb-07	272,272,735.17	285,183,123.96	258,187,329.00

Period		Bond	Collateral	Cap
Total	Date	Balance	Balance	Schedule
18	25-Mar-07	264,216,473.04	277,126,861.83	250,589,190.50
19	25-Apr-07	256,389,223.90	269,299,612.69	243,207,503.10
20	25-May-07	248,779,108.21	261,689,497.00	235,999,609.80
21	25-Jun-07	236,353,691.48	249,264,080.27	223,887,041.80
22	25-Jul-07	224,335,707.06	237,246,095.85	212,283,094.30
23	25-Aug-07	212,950,536.59	225,860,925.38	201,289,311.90
24	25-Sep-07	202,160,446.25	215,070,835.04	190,880,173.50
25	25-Oct-07	191,694,629.73	204,605,018.52	181,044,686.90
26	25-Nov-07	184,706,985.70	197,617,374.49	174,701,640.10
27	25-Dec-07	178,111,836.33	191,022,225.12	168,654,551.00
28	25-Jan-08	171,762,182.89	184,672,571.68	162,832,594.30
29	25-Feb-08	165,636,272.21	178,546,661.00	157,208,058.10
30	25-Mar-08	159,862,783.73	172,773,172.53	151,771,083.40
31	25-Apr-08	154,280,959.57	167,191,348.36	146,515,268.80
32	25-May-08	148,884,297.00	161,794,685.79	141,434,452.40
33	25-Jun-08	143,666,742.01	156,577,130.80	136,522,692.90
34	25-Jul-08	138,622,009.35	151,532,398.14	131,774,253.50
35	25-Aug-08	133,744,555.60	146,654,944.39	127,184,675.30
36	25-Sep-08	129,029,379.92	141,939,768.71	122,747,584.40
37	25-Oct-08	124,470,046.33	137,380,435.12	118,457,730.00
38	25-Nov-08	124,470,046.33	132,971,632.19	117,927,726.00
39	25-Dec-08	120,599,777.61	128,708,407.27	114,125,997.20
40	25-Jan-09	116,736,819.11	124,585,719.43	110,450,109.20
41	25-Feb-09	113,001,132.49	120,598,860.72	106,895,944.60
42	25-Mar-09	109,388,529.27	116,743,361.02	103,459,259.20
43	25-Apr-09	105,894,735.60	113,014,659.12	100,136,077.70
44	25-May-09	102,515,752.62	109,408,487.32	96,922,568.50
45	25-Jun-09	99,247,723.20	105,920,729.13	93,815,032.46
46	25-Jul-09	96,086,914.67	102,547,400.93	90,809,897.21
47	25-Aug-09	93,029,725.76	99,284,659.30	87,903,712.74
48	25-Sep-09	90,072,678.22	96,128,792.13	85,093,147.16
49	25-Oct-09	87,212,412.61	93,076,214.10	82,374,982.63
50	25-Nov-09	84,445,684.17	90,123,462.29	79,746,111.38
51	25-Dec-09	81,769,358.88	87,267,191.98	77,203,531.92
52	25-Jan-10	79,180,409.63	84,504,172.49	74,744,345.40
53	25-Feb-10	76,675,912.49	81,831,283.34	72,365,751.99
54	25-Mar-10	74,253,043.22	79,245,510.38	70,065,047.50
55	25-Apr-10	71,909,073.77	76,743,942.13	67,839,620.08
56	25-May-10	69,641,368.98	74,323,766.25	65,686,947.01
57	25-Jun-10	67,447,383.36	71,982,266.13	63,604,591.62
58	25-Jul-10	65,324,677.11	69,716,837.90	61,590,043.01
59	25-Aug-10	63,256,885.98	67,510,017.05	59,626,541.12
60	25-Sep-10	61,255,909.51	65,374,503.21	57,727,020.65